UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 30, 2008

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure under Item 2.01 is incorporated by reference in this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 30, 2008, Nexxus Lighting, Inc., a Delaware corporation (“Nexxus Lighting”), completed the acquisition of all of the outstanding capital stock of Lumificient Corporation, a Minnesota corporation (“Lumificient”), pursuant to the terms of a stock purchase agreement, dated as of April 30, 2008, among Nexxus Lighting, Lumificient and the shareholders of Lumificient listed on Schedule I thereto (the “Stock Purchase Agreement”). Under the terms of the Stock Purchase Agreement, the shareholders of Lumificient received cash consideration of $1.1 million (of which $200,000 is subject to an indemnity holdback) and 475,000 shares of Nexxus Lighting’s common stock at closing, and are entitled to possible future earn-out payments, based upon achievement of certain performance milestones for the years ending December 31, 2008 and December 31, 2009, of up to an aggregate of 1,725,000 additional shares of Nexxus Lighting’s common stock.

The foregoing description of the acquisition and the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

In connection with the completion of the acquisition, effective May 1, 2008, Nexxus Lighting entered into an employment and non-competition agreement with Zdenko Grajcar (the “Grajcar Employment Agreement”), who served as the chief executive officer and was the majority shareholder of Lumificient prior to the acquisition. Mr. Grajcar will serve as the Chief Technology Officer of Nexxus Lighting.

The Grajcar Employment Agreement has an initial term expiring on May 1, 2011, and will continue for successive one year increments unless the Grajcar Employment Agreement is terminated by either party. The Employment Agreement provides that Mr. Grajcar shall receive a base salary of $175,000 per annum (which base salary may be increased based on Mr. Grajcar’s annual performance review) and that Mr. Grajcar will be eligible for performance bonus compensation based upon performance criteria to be determined on an annual basis by the Board of Directors of Nexxus Lighting after consultation with Mr. Grajcar.

Mr. Grajcar is also eligible to receive an annual technology bonus (the “Technology Bonus”) as follows: (i) Mr. Grajcar shall be paid 25% of royalties (as defined in the Grajcar Employment Agreement) received by Nexxus Lighting or its affiliates from licensing certain intellectual property specified in the Grajcar Employment Agreement and other mutually agreed upon intellectual property (the “Subject IP”) and (ii) Mr. Grajcar shall be paid 2% of the revenue (as defined in the Grajcar Employment Agreement) received by Nexxus Lighting or its affiliates from the sale of products incorporating the Subject IP. The Technology Bonus terminates after the year ending 2014, or earlier as set forth in the Grajcar Employment Agreement.

In addition, the Company has granted Mr. Grajcar an option to purchase an aggregate of 10,000 shares of the Company’s common stock at an exercise price equal to the fair market value of such stock on May 1, 2008. Subject in all instances to Mr. Grajcar’s continued employment with Nexxus Lighting or its affiliates on the applicable vesting date, the stock options shall vest as follows: one-third (1/3) after the first full year of employment, one-third (1/3) after the second full year of employment and one-third (1/3) after the third full year of employment.

In addition, subject in all instances to Mr. Grajcar’s continued employment with Nexxus Lighting, on each of January 4, 2009, 2010 and 2011, Nexxus Lighting has agreed to grant Mr. Grajcar an option to purchase 25,000 shares of Nexxus Lighting’s common stock at an exercise price equal to the fair market value of such shares on the date of grant. Subject in all instances to Mr. Grajcar’s continued employment with Nexxus Lighting through December 31 of the year the option is granted (i.e., December 31, 2009, 2010 and 2011), and provided the performance milestones set forth in Nexxus Lighting’s Board approved operating plan are achieved each option shall vest on March 31 of the immediately succeeding calendar year (i.e., March 31, 2010, 2011 and 2012).

In the event of termination of Mr. Grajcar’s employment by Nexxus Lighting for any reason other than cause, death or disability, Mr. Grajcar shall receive twelve months base salary, unpaid reimbursable expenses and accrued and unused benefits. In addition, except as set forth in the Grajcar Employment Agreement, the Technology Bonus shall survive termination of Mr. Garjcar’s employment with Nexxus Lighting. The Grajcar Employment Agreement also contains confidentiality and non-competition provisions.

The forgoing description of the Grajcar Employment Agreement is qualified in its entirety by the terms of the Grajcar Employment Agreement which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Also, in connection with the completion of the acquisition, effective May 1, 2008, Lumificient entered into an employment and non-competition agreement with Carey Burkett (the “Burkett Employment Agreement”), who served as the president and was a shareholder of Lumificient prior to the acquisition. Mr. Burkett will serve as the President of Lumificient.

The Burkett Employment Agreement has an initial term expiring on May 1, 2011, and will continue for successive one year increments unless the Burkett Employment Agreement is terminated by either party. The Employment Agreement provides that Mr. Burkett shall receive a base salary of $150,000 per annum (which base salary may be increased based on Mr. Burkett’s annual performance review) and performance bonus compensation of up to 30% of his base salary based upon performance criteria to be determined on an annual basis by the Board of Directors of Nexxus Lighting after consultation with Mr. Burkett.

In addition, the Company has granted Mr. Burkett an option to purchase an aggregate of 10,000 shares of the Company’s common stock at an exercise price equal to the fair market value of such stock on May 1, 2008. Subject in all instances to Mr. Burkett’s continued employment with Lumificient or its affiliates on the applicable vesting date, the stock options shall vest as follows: one-third (1/3) after the first full year of employment, one-third (1/3) after the second full year of employment and one-third (1/3) after the third full year of employment.

In addition, subject in all instances to Mr. Burkett’s continued employment with Lumificient, on each of January 4, 2009, 2010 and 2011, Nexxus Lighting has agreed to grant Mr. Burkett an option to purchase 15,000 shares of Nexxus Lighting’s common stock at an exercise price equal to the fair market value of such shares on the date of grant. Subject in all instances to Mr. Burkett’s continued employment with Lumificient through December 31 of the year the option is granted (i.e., December 31, 2009, 2010 and 2011), and provided the performance milestones set forth in Lumificient’s Board approved operating plan are achieved each option shall vest on March 31 of the immediately succeeding calendar year (i.e., March 31, 2010, 2011 and 2012).

In the event of termination of Mr. Burkett’s employment by Lumificient for any reason other than cause, death or disability, Mr. Burkett shall receive twelve months base salary, unpaid reimbursable expenses and accrued and unused benefits. The Burkett Employment Agreement also contains confidentiality and non-competition provisions.

The forgoing description of the Burkett Employment Agreement is qualified in its entirety by the terms of the Burkett Employment Agreement which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 is incorporated by reference in this Item 3.02.

The shares of Nexxus Lighting’s common stock issued in the acquisition and which may be issued pursuant to the earn-out provisions of the Stock Purchase Agreement were, or in the case of the future earn-out shares, if any, will be, issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. Each of the Lumificient shareholders represented to Nexxus Lighting that he is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On May 1, 2008, Nexxus Lighting issued a press release announcing the closing of the acquisition of all of the outstanding capital stock of Lumificient Corporation, which is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, Nexxus Lighting will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy one (71) calendar days after the date this Form 8-K must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, Nexxus Lighting will, if required, file the financial statements required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy one (71) calendar days after the date this Form 8-K must be filed.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of April 30, 2008 by and among Lumificient Corporation, the shareholders of Lumificient Corporation listed on Schedule I thereto and Nexxus Lighting, Inc.

10.2	Employment Agreement, dated May 1, 2008, between Nexxus Lighting, Inc. and Zdenko Grajcar

10.3	Employment Agreement, dated May 1, 2008, between Lumificient Corporation and Carey Burkett

99.1	Press Release, dated May 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2008	NEXXUS LIGHTING, INC.

/s/ Michael A. Bauer
Name: Michael A. Bauer Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of April 30, 2008 by and among Lumificient Corporation, the shareholders of Lumificient Corporation listed on Schedule I thereto and Nexxus Lighting, Inc.

10.2	Employment Agreement, dated May 1, 2008, between Nexxus Lighting, Inc. and Zdenko Grajcar

10.3	Employment Agreement, dated May 1, 2008, between Lumificient Corporation and Carey Burkett

99.1	Press Release, dated May 1, 2008